EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Nature’s Sunshine Products, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-38621, 33-80582, 33-59497 and 333-08139) on Forms S-8 of Nature’s Sunshine Products, Inc. of our reports dated March 14, 2005, relating to the consolidated balance sheets of Nature’s Sunshine Products, Inc. as of December 31,2004 and 2003, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Nature’s Sunshine Products, Inc.

KPMG LLP

Salt Lake City, Utah

March 14, 2005